                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 16, 1996


                             ACCUSTAFF INCORPORATED
             (Exact name of registrant as specified in its charter)


         FLORIDA                    0-24484                  59-3116655
- --------------------------------------------------------------------------------
     (State or other              (Commission             (I.R.S. Employer
     jurisdiction of              File Number)           Identification No.)
     incorporation)


      6440 ATLANTIC BOULEVARD, JACKSONVILLE, FL                32211
- --------------------------------------------------------------------------------
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (904) 725-5574
                                                           --------------

                                      N/A
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

  On August 26, 1996 AccuStaff Incorporated ("AccuStaff") announced that it entered into a definitive agreement to merge with Career Horizons, Inc. ("Career") (the "Merger"). As part of the process of completing that transaction and in accordance with the Securities Act of 1933 (the "1933
Act"), AccuStaff is required to prepare and file with the Securities and Exchange Commission a registration statement on Form S-4 registering the AccuStaff common stock to be issued to the holders of Career common stock in the Merger. As part of such registration statement, AccuStaff is required to file certain financial statements of businesses that AccuStaff has previously acquired which have not previously been filed by AccuStaff because the acquired companies were not "significant subsidiaries" as defined by the rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and thus, were not required to be filed by AccuStaff under the Exchange Act but are now required to be filed because AccuStaff is filing a registration statement under the 1993 Act. In addition the Company is required to file certain pro forma financial information as of and for the six months ended June 30, 1996 which is filed herewith. The purpose of this Current Report on Form 8-K is to place such financial statements on file with the Securities and Exchange Commission so that they may be incorporated by reference into AccuStaff's registration statement on Form S-4 relating to the Merger. A brief description of and the required financial statements with respect to each acquisition appear below.

ACQUIRED COMPANY AUDITS

  (A) ACQUISITION OF HNS SOFTWARE, INC.

        On March 12, 1996, AccuStaff acquired the assets and business operations of HNS Software, Inc. an Atlanta, Georgia based information technology staffing company.

      Report of Independent Accountants..................................    6
      Balance Sheet as of December 31, 1995..............................    7
      Statement of Income for the Year Ended December 31, 1995...........    8
      Statement of Changes in Stockholders' Equity for the Year Ended
       December 31, 1995.................................................    9
      Statement of Cash Flows for the Year Ended December 31, 1995.......   10
      Notes to Financial Statements......................................   11

  (B) ACQUISITION OF OPENWARE TECHNOLOGIES, INC.

        On June 21, 1996, AccuStaff acquired 100% of the stock of Openware Technologies, Inc., a Jacksonville, Florida based information technology staffing company.

      Report of Independent Accountants..................................   15
      Balance Sheet as of December 31, 1995..............................   16
      Statement of Operations for the Year Ended December 31, 1995.......   17
      Statement of Changes in Stockholders' Equity for the Year Ended
       December 31, 1995.................................................   18
      Statement of Cash Flows for the Year Ended December 31, 1995.......   19
      Notes to Financial Statements......................................   20

  (C) ACQUISITION OF STAFFWARE, INC.

        On September 3, 1996, AccuStaff acquired all of the stock of Staffware, Inc. a Houston, Texas based information technology staffing company.

      Report of Independent Accountants..................................  25
      Balance Sheet as of December 31, 1996..............................  26
      Statements of Income for the Year Ended December 31, 1995..........  27
      Statement of Changes in Stockholders' Equity for the Year
      Ended December 31, 1995............................................  28
      Statement of Cash Flows for the Year Ended December 31, 1995.......  29
      Notes to Financial Statements......................................  30

  (D) ACQUISITION OF DATACORP BUSINESS SYSTEMS, INC.

        On August 23, 1996, AccuStaff acquired the stock of DataCorp Business Systems, Inc. a Cleveland, Ohio based information technology staffing company.

      Report of Independent Accountants..................................  33
      Balance Sheet as of December 31, 1995..............................  34
      Statement of Income for the Year Ended December 31, 1995...........  35
      Statement of Changes in Stockholders' Equity for the Year
        Ended December 31, 1995..........................................  36
      Statement of Cash Flows for the Year Ended December 31, 1995.......  37
      Notes to Financial Statements......................................  38

  (E) ACQUISITION OF CAREER ENHANCEMENT INTERNATIONAL, INC.

        On December 18, 1995, AccuStaff acquired the assets and business operations of Career Enhancement International, Inc., a Winter Park, Florida based information technology staffing company.

      Independent Auditor's Report ......................................  43
      Balance Sheet as of December 31, 1995..............................  44
      Statements of Income for the Year Ended December 31, 1995..........  45
      Statement of Changes in Stockholder's Equity for the Year
        Ended December 31, 1995..........................................  46
      Statement of Cash Flows for the Year Ended December 31, 1995.......  47
      Notes to Financial Statements......................................  48

  (F) ACQUISITION OF PERSPECTIVE TECHNOLOGY CORPORATION

        On August 15, 1996, AccuStaff acquired all of the stock of Perspective Technologies, Inc. a northern Virginia based information technology staffing company.

      Independent Auditors' Report.......................................  50
      Balance Sheet as of December 31, 1995..............................  51
      Statement of Income for the Year Ended December 31, 1995...........  53
      Statement of Changes in Stockholders' Equity for the Year Ended
       December 31, 1995.................................................  54
      Statement of Cash Flows for the Year Ended December 31, 1995.......  55
      Notes to Financial Statements......................................  56

  (G) UNAUDITED INTERIM FINANCIAL INFORMATION OF INSIGNIFICANT SUBSIDIARIES

      Balance Sheet as of June 30, 1996 (Unaudited)......................  59
      Statement of Income for the Six Months Ended
        June 30, 1996 (Unaudited)........................................  60
      Statement of Cash Flows for the Six Months Ended
        June 30, 1996 (Unaudited)........................................  61

Unaudited Pro Forma Information

      Introduction to Unaudited Pro Forma Financial Information..........  62
      Pro Forma Combined Balance Sheets as of June 30, 1996 (Unaudited)..  64
      Notes to Pro Forma Combined Balance Sheet (Unaudited)..............  65
      Pro Forma Combined Statement of Income for the Six Months Ended
       June 30, 1996 (Unaudited).........................................  66
      Pro Forma Combined Statement of Income for the Year Ended
       December 31, 1995 (Unaudited).....................................  67
      Notes to Unaudited Pro Forma Combined Statements of
       Income (Unaudited)................................................  68

EXHIBITS:

  23.1 Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Coopers & Lybrand L.L.P.

  23.3 Consent of Coopers & Lybrand L.L.P.

  23.4 Consent of Coopers & Lybrand L.L.P.

  23.5 Consent of Dennis I. Berner, C.P.A.

  23.6 Consent of Beers & Cutler PLLC.

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ACCUSTAFF INCORPORATED


                                          By: /s/ Derek E. Dewan
                                              -------------------------------
                                              Derek E. Dewan
                                              President and Chief Executive
                                               Officer



Dated:    September 16, 1996
       -----------------------

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  AccuStaff Incorporated:

We have audited the accompanying balance sheet of HNS Software, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HNS Software, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.


Jacksonville, Florida
April 12, 1996

HNS SOFTWARE, INC.
BALANCE SHEET
December 31, 1995

                                     ASSETS

Current assets:
 Accounts receivable, net of allowance for doubtful accounts $1,094,206
 Prepaid expenses                                                21,374
                                                             ----------
  Total current assets                                        1,115,580

Furniture, equipment and leasehold improvements, net             18,752
                                                             ----------
  Total assets                                               $1,134,332
                                                             ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Draw on line of credit                                      $   82,477
 Accounts payable and accrued expenses                          100,696
 Accrued payroll and related taxes                              341,180
 Distributions payable                                           85,916
 Notes payable to affiliate                                     100,000
                                                             ----------
  Total current liabilities                                     710,269
                                                             ----------

Commitments (Note 6)

Stockholders' equity:
 Common stock, $.10 par value; 15,000 shares authorized;
    6,000 shares issued and outstanding                             600
 Additional contributed capital                                 422,400
 Retained earnings                                              221,063
                                                             ----------
                                                                644,063
 Less: Treasury stock                                          (220,000)
                                                             ----------
  Total stockholders' equity                                    424,063
                                                             ----------
  Total liabilities and stockholders' equity                 $1,134,332
                                                             ==========

The accompanying notes are an integral part of these combined financial statements.

HNS SOFTWARE, INC.
STATEMENT OF INCOME
for the year ended December 31, 1995

Revenue                                   $11,066,733
Cost of revenue                             9,138,373
                                          -----------
 Gross profit                               1,928,360
                                          -----------
Operating expenses:
 General and administrative                 1,548,548
 Depreciation                                  43,830
                                          -----------
  Total operating expenses                  1,592,378
                                          -----------
  Income from operations                      335,982
                                          -----------
Other income (expense):
 Other                                         (1,062)
 Interest income                               19,844
 Interest expense                             (13,999)
                                          -----------
  Total other income                            4,783
                                          -----------
Income before provision for income taxes      340,765
                                          -----------
Provision for income taxes:
 Current                                        7,628
 Deferred                                           0
                                          -----------
  Total provision for income taxes              7,628
                                          -----------
  Net income                              $   333,137
                                          ===========

The accompanying notes are an integral part of these combined financial statements.

HNS SOFTWARE, INC.
Statement of Stockholders' Equity
for the year ended December 31, 1995

                           COMMON STOCK
                          --------------- ADDITIONAL
                           ISSUED          CONTRIB-                           TOTAL
                          AND OUT-           UTED    RETAINED  TREASURY   STOCKHOLDERS'
                          STANDING AMOUNT  CAPITAL   EARNINGS    STOCK       EQUITY
                          -------- ------ ---------- --------  ---------  -------------
Balance, January 1, 1995   6,000    $600   $422,400  $  5,550  $       0    $428,550
Distribution                   0       0          0  (117,624)         0    (117,624)
Purchase of treasury
 stock                         0       0          0         0   (220,000)   (220,000)
Net income                     0       0          0   333,137          0     333,137
                           -----    ----   --------  --------  ---------    --------
Balance, December 31,
 1995                      6,000    $600   $422,400  $221,063  $(220,000)   $424,063
                           =====    ====   ========  ========  =========    ========

The accompanying notes are an integral part of these combined financial statements.

HNS SOFTWARE, INC.
STATEMENT OF CASH FLOWS
for the years ended December 31, 1995

Cash flows provided by (used in) operating activities:
 Net income                                                        $ 333,137
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation                                                        43,830
  Loss on disposed assets                                              1,062
  Changes in assets and liabilities:
   Accounts receivable                                              (455,561)
   Notes receivable and prepaid expenses                              92,463
   Accounts payable and other accrued expenses                       137,994
   Accrued distribution                                              (85,916)
   Accrued payroll and related taxes                                  26,839
                                                                   ---------
    Net cash provided by investing activity                           93,848
                                                                   ---------
Cash flows from investing activity:
 Purchase of furniture, equipment and leasehold improvements         (47,021)
                                                                   ---------
  Net cash used in investing activity                                (47,021)
                                                                   ---------
Cash flows from financing activities:
 Draw on line of credit                                               82,477
 Payment on notes payable to affiliate                              (200,000)
 Purchase of treasury stock                                         (220,000)
 Distributions to stockholders                                       (31,708)
                                                                   ---------
  Net cash used in financing activities                             (369,231)
                                                                   ---------
Net decrease in cash                                                (322,404)
Cash, beginning of year                                              322,404
                                                                   ---------
Cash, end of year                                                  $       0
                                                                   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Interest paid                                                     $  13,999
                                                                   =========
 Income taxes paid                                                 $   7,628
                                                                   =========

The accompanying notes are an integral part of these combined financial statements.

  HNS SOFTWARE, INC.
  NOTES TO FINANCIAL STATEMENTS

1.DESCRIPTION OF BUSINESS:

  HNS Software, Inc. (the Company) provides clerical, professional and technical computer staffing services to a wide range of business entities on a temporary basis in the Atlanta, Georgia area.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of certain revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS - Furniture, equipment, and leasehold improvements are stated at cost. Depreciation of furniture and equipment is computed on accelerated methods over the estimated useful life from 5 to 7 years. Amortization of leasehold improvements is provided on the straight-line method over the lessor of the lease term or estimated useful lives of the assets.

  REVENUE RECOGNITION - Revenue is recognized as income at the time the staffing services are provided.

  ADVERTISING COSTS - Advertising costs are expensed as incurred.

  INCOME TAXES - HNS Software, Inc. has elected to be treated as an S corporation effective July 1, 1995, with the income from July 1, 1995 through December 31, 1995 being reportable directly by its stockholders. Accordingly, the provision for income taxes is attributable to the period through June 30, 1995, during which the Company was a C Corporation, and has applied Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. There were no deferred tax assets or liabilities as of June 30, 1995 or December 31, 1995.

3.FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

  Furniture, equipment and leasehold improvements consist of the following:

               Furniture and equipment  $65,284
               Leasehold improvements    14,363
                                        -------
                                         79,647
               Accumulated deprecia-
                tion                    (60,895)
                                        -------
                                        $18,752
                                        =======

4.LINE OF CREDIT:

  A line of credit is available up to $500,000 and bears interest at prime (which was 8% at December 31, 1995) maturing June 21, 1996. The line of credit is collateralized by accounts receivable of HNS Software, Inc. and is personally guaranteed by several of the officers and stockholders of the Company. The unused line of credit at December 31, 1995 was $417,523.

5. NOTE PAYABLE TO AFFILIATE/NOTE RECEIVABLE FROM STOCKHOLDER:

  Note payable to affiliate has an outstanding balance of $100,000 at December 31, 1995, which bears interest at prime plus .5%. The note is unsecured and is payable on demand.

  The Company also had a note receivable from a stockholder in the amount of $150,000 outstanding at December 31, 1994, which was repaid during the year.

  Total interest expense relating to notes payable to affiliate was approximately $14,000 for the year ended December 31, 1995.

6.COMMITMENTS:

  The Company leases office space under a noncancelable operating lease expiring August 31, 2000. Rent expense under this lease was $42,265 for the year ended December 31, 1995.

   Future minimum rental payments required under this noncancelable operating lease are:

            1996           $ 44,954
            1997             44,954
            1998             44,954
            1999             44,954
            2000             29,969
                           --------
                           $209,785
                           ========

7. TAXES:

   HNS Services, Inc. was taxed as a C Corporation through June 30, 1995. The analysis of the provision for income taxes through June 30, 1995 is as follows:

         Current:
           Federal                        $5,313
           State                           2,315
                                          ------
             Provision for income taxes   $7,628
                                          ======

8. SIGNIFICANT CUSTOMER INFORMATION:

   The Company had two customers which comprised approximately 30% of revenue for the year ended December 31, 1995 and 25% of accounts receivable at December 31, 1995. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

9. FINANCIAL INSTRUMENTS FAIR VALUE DISCLOSURE:

   The following summary disclosure is made in accordance with the provisions of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, which requires the disclosure of fair value information about both on- and off-balance sheet financial instruments where it is practicable to estimate the value. Fair value is defined in SFAS No. 107 as the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation or sale. It is not the Company's intent to enter into such exchanges.

    The following method and assumptions were used in estimating the fair value of financial instruments:

       Note Payable to Affiliate--The fair value of the note payable to affiliate is based on rates available to the Company for debt with similar terms and maturities.

    Because SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value to the Company.

                                              December 31, 1995
                                         -----------------------------
                                         Carrying            Estimated
                                          Amount            Fair Value
                                         --------           ----------
       Notes payable to affiliate        $100,000            $100,000

10. TREASURY STOCK:

    The Company repurchased 1,000 shares of common stock from a former stockholder during 1995. The cost per share was $220.

11. CONCENTRATIONS OF CREDIT RISK:

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what it believes to be high quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

12. SUBSEQUENT SALE OF THE BUSINESS:

    Effective March 11, 1996, AccuStaff Incorporated acquired substantially all of the assets of the Company and entered into an employment contract with two of the Companies' stockholders and non-compete agreements with the Companies' former stockholders and operating management.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Openware Technologies, Inc.

We have audited the accompanying balance sheet of Openware Technologies, Inc. as of December 31, 1995, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Openware Technologies, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Jacksonville, Florida                             /s/ Coopers & Lybrand L.L.P.
June 19, 1996

OPENWARE TECHNOLOGIES, INC.
BALANCE SHEET
as of December 31, 1995

                                     ASSETS

Current assets:
 Cash                                                            $   65,787
 Accounts receivable (less allowance for doubtful accounts of
  $150,000)                                                       1,468,680
 Deferred tax asset                                                 476,300
 Other current assets                                                73,219
                                                                 ----------
   Total current assets                                           2,083,986
Property and equipment, at cost less accumulated depreciation       251,408
Other assets                                                         85,900
                                                                 ----------
   Total assets                                                  $2,421,294
                                                                 ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable                                                $  536,246
 Line of credit with bank                                           320,571
 Current maturity of notes payable and capital lease obligations    275,188
 Accrued expenses                                                   354,880
 Unearned maintenance fees                                        1,279,143
                                                                 ----------
   Total current liabilities                                      2,766,028
Accrued interest payable                                          1,155,450
   Total liabilities                                              3,921,478
                                                                 ----------
Series A preferred stock ($.01 par value; 770,300 shares
 authorized, issued and outstanding; $10 per share
 liquidation price)                                               7,703,000
                                                                 ----------
Shareholders' deficit:
 Common stock ($0.025 par value; 10,000,000 shares authorized;
  4,000,000 shares issued and outstanding)                          100,000
 Accumulated deficit                                             (9,303,184)
                                                                 ----------
   Total shareholders' deficit                                   (9,203,184)
                                                                 ----------
   Total liabilities and shareholders' deficit                   $2,421,294
                                                                 ==========

The accompanying notes are an integral part of these financial statements.

OPENWARE TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
for the year ended December 31, 1995

Software and licensing fees   $2,829,349
Maintenance fees               2,280,059
Consulting and training fees   1,354,926
                              ----------
 Total fees and income         6,464,334
Cost of sales                  2,226,367
                              ----------
Gross profit                  $4,237,967
                              ----------
Operating expenses:
 Sales and marketing           2,033,102
 Product development           1,875,979
 General and administrative    1,808,781
                              ----------
  Total operating expenses     5,717,862
                              ----------
Loss from operations          (1,479,895)
                              ----------
Other (income) expense:
 Interest expense                 67,707
 Other, net                      (35,185)
                              ----------
                                  32,522
                              ----------
Loss before income taxes      (1,512,417)
Benefit for income taxes        (606,500)
                              ----------
Net loss                      $ (905,917)
                              ==========

The accompanying notes are an integral part of these financial statements.

OPENWARE TECHNOLOGIES, INC.
STATEMENT OF SHAREHOLDERS' DEFICIT
for the year ended December 31, 1995


                               COMMON STOCK                    TOTAL
                            ------------------ ACCUMULATED  SHAREHOLDERS'
                             SHARES    AMOUNT    DEFICIT      DEFICIT
                            --------- -------- -----------  ------------
Balance, January 1, 1995    4,000,000 $100,000 $(8,397,267) $(8,297,267)
Net loss                            0        0    (905,917)    (905,917)
                            --------- -------- -----------  -----------
Balance, December 31, 1995  4,000,000 $100,000 $(9,303,184) $(9,203,184)
                            ========= ======== ===========  ===========

The accompanying notes are an integral part of these financial statements.

OPENWARE TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
for the year ended December 31, 1995

Cash flows from operating activities:
 Net loss                                                        $(905,917)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                    156,576
  Deferred income taxes                                           (511,500)
  Changes in operating assets and liabilities:
   Decrease in accounts receivable                                 700,721
   Decrease in other current assets                                 36,379
   Increase in accounts payable                                     71,159
   Decrease in income taxes payable                                (75,300)
   Decrease in accrued expenses                                    (68,089)
   Increase in unearned maintenance fees                            45,723
   Decrease in other assets                                          5,466
                                                                 ---------
    Net cash used in operating activities                         (544,782)
                                                                 ---------
Cash flows from investing activities:
 Purchase of property and equipment                                (27,135)
                                                                 ---------
    Net cash used in investing activities                          (27,135)
                                                                 ---------
Cash flows from financing activities:
 Proceeds from line of credit with bank                            572,000
 Payments on line of credit with bank                             (251,429)
 Payments of notes payable and capital lease obligations           (92,889)
                                                                 ---------
    Net cash provided by financing activities                      227,682
                                                                 ---------
    Net decrease in cash                                          (344,235)
Cash at beginning of period                                        410,022
                                                                 ---------
Cash at end of period                                            $  65,787
                                                                 =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
 Cash paid for interest                                          $  67,706
                                                                 =========

The accompanying notes are an integral part of these financial statements.

OPENWARE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS


1.ORGANIZATION - Openware Technologies, Inc. (the "Company") develops, markets and supports computer productivity packages used in various computer platforms and performs conversion services. The Company sells software and performs services internationally through its own sales force and through international distributors. In June 1996, the Company reached an agreement to sell all of its outstanding common and preferred stock to another company.

  In conjunction with the acquisition of the Company, the preferred stockholders have agreed to forego their right to receive dividends for periods subsequent to December 31, 1994.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of the Company's property and equipment range from five to seven years.

  OTHER ASSETS - Included in other assets is $183,520 of purchased software costs and $132,515 of capitalized acquisition costs at December 31, 1995. The assets are recorded at cost and are being amortized over a three and five year period, respectively, using the straight-line method. Amortization expense related to these items for the year ended December 31, 1995 amounted to $82,576.

  RESEARCH AND DEVELOPMENT EXPENSES - The Company expenses research and development expenses as they are incurred. Research and development costs were $1,030,061 for the year ending December 31, 1995 and are included in product development expenses.

  REVENUE RECOGNITION - The Company recognizes licensing fee revenue to comply with provisions of Statement of Position (SOP) 91-1. This SOP generally requires revenue recognition on delivery of the software. Support or maintenance fees are recognized over the term of the maintenance contract, and revenue from service transactions is recognized as the services are performed.

  INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for tax return and financial reporting purposes.

  USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PREFERRED STOCK:

   Subsequent to the close of business on June 30, 1993, the Company sold 770,300 shares of Series A Preferred Stock, $.01 par value, at a price of $10 per share. The stock carries no voting rights, is not convertible and has a $10 per share liquidation price. Interest accrues at a rate of 10% per annum which is not payable prior to the third anniversary of the issuance date, and thereafter is payable quarterly in arrears beginning September 30, 1996. The stock is redeemable at the Company's option at any time with 30 days notice. The redemption amount is equal to the liquidation price plus all accrued but unpaid interest (whether or not declared). If not previously redeemed, mandatory redemption will occur on a pro rata basis on June 30, 1998, 1999 and 2000.

   Accrued interest at December 31, 1994 was $1,155,450. No interest has been accrued for the year ended December 31, 1995 as discussed in Note 9.

4. PROPERTY AND EQUIPMENT:

   Property and equipment at December 31, 1995 consists of the following:

       Computer                                        $232,129
       Furniture and fixtures                            53,162
       Office equipment                                  14,044
       Equipment under capital lease                    105,084
                                                       --------
         Total                                          404,419
       Less accumulated depreciation and amortization   153,011
                                                       --------
         Property and equipment, net                   $251,408
                                                       ========

   Depreciation expense was $74,000 in 1995. Amortization of equipment under capital leases is included in depreciation expense.

5. LEASES:

   The Company has noncancellable operating leases for office equipment and space at its office facility. Future minimum annual lease payments are as follows:

           Year ending December 31:
                     1996            $109,931
                     1997             110,778
                     1998              76,357
                     1999               9,600
                     2000               6,400

   Rent expense of $237,450 was charged to operations for the year ended December 31, 1995.

6. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS:

   Notes payable and capital lease obligations consist of the following:

     Working capital line of credit with bank, at prime rate plus 1%  $320,571
     Promissory notes payable to former shareholders with interest at 12%. Principal and interest due in varying amounts through
      September 1996                                                   228,771
     Obligation under capital lease, discounted based on 10% incre-
      mental borrowing rate. Principal and interest due monthly as
      per payment schedule, due in full on July 15, 1996                46,417
                                                                      --------
     Long-term debt                                                    595,759
     Less current portion                                             (595,759)
                                                                      --------
     Noncurrent portion                                               $      0
                                                                      ========

   On June 28, 1995, the Company obtained a $600,000 working capital line of credit collateralized by the Company's assets. This credit facility expires June 30, 1996 and contains certain restrictive covenants including maintaining a minimum tangible net worth and a tangible net worth ratio of not more than 3.5 to 1.00. The Company is in violation of these covenants as of December 31, 1995.

   Interest expense related to notes payable and capital lease obligations in the amount of $67,706 was charged to operations for the year ended December 31, 1995.

7. EMPLOYEE BENEFIT PLANS:

   The Company has a defined contribution 401(k) plan covering substantially all employees of the Company who meet minimum age and length of service requirements. Participants may elect to contribute up to 20% of their compensation to this plan (up to the statutory maximum amount). The Company can make discretionary contributions to the plan determined solely by the Board of Directors. The Company made contributions totaling $3,070 to the plan in 1995.

   During 1994, the Company established a non-qualified stock option plan (the Plan ). Under the terms of the Plan, options to purchase a maximum of 400,000 shares of the $.25 par value common stock may be granted to certain employees, at prices not less than the fair market value of the optioned stock at the date of grant. An option granted under the Plan expires no later than ten years after the date granted. Generally, if an optionee's employment is terminated for any reason other than death, disability, or retirement, the option shall terminate 30 days after termination.

   Stock option activity is shown below:

                                                           SHARES
                                                          ---------
        Outstanding, January 1, 1995                        196,000
          Granted                                                 0
          Exercised                                               0
          Cancelled or surrendered                         (156,000)
                                                          ---------
        Outstanding, December 31, 1995                       40,000
                                                          =========
        Currently exercisable                                 8,000
                                                          =========

   All options were issued with an exercise price of $1.00. Proceeds from exercise of stock options are credited to common stock for the amount of par value and any excess is credited to additional paid-in capital. The
   Plan includes a buyout provision which allows the Company to purchase an option previously granted for cash or stock, upon the optionee's approval.
   Should a buyout occur, compensation will result and will be measured at the amount of cash paid by the Company. There is no provision in the Plan to repurchase shares once exercised.

8. INCOME TAXES:

   The benefit for income taxes consists of the following:

        Federal                                           $ (95,000)
        State                                                     0
                                                          ---------
                                                            (95,000)
                                                          ---------
        Deferred portion:
          Federal                                          (432,300)
          State                                             (79,200)
                                                          ---------
                                                          (511,500)
                                                          =========
        Total benefit for income taxes                    $(606,500)
                                                          =========

   Deferred tax assets are as follows at December 31, 1995:

        Depreciation/amortization                         $  42,900
        Net operating loss carryforwards                    433,400
                                                          ---------
        Net deferred tax asset                              476,300
        Valuation allowance                                       0
                                                          ---------
        Net deferred tax asset after valuation allowance  $ 476,300
                                                          =========

  The Company has recorded a deferred tax asset of $476,300, primarily related to the benefit of $1,152,000 in loss carryforwards which expire in 2009. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

  For the year ended December 31, 1995, the Company's effective income tax rate differed from the statutory federal income tax rate due primarily to state income taxes.

9.CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Financial instruments which potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in what it believes to be high quality financial institutions. At times, such cash may be in excess of the FDIC insurance limit.

  Concentrations of credit risk with respect to accounts receivable, which are generally not collateralized, are limited due to the large number of customers comprising the Company's customer base and their geographic dispersion. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

  As of December 31, 1995 the carrying amount of certain financial instruments, including cash, trade accounts receivable, accounts payable, line of credit with bank, and notes payable and capital base obligations approximated fair value because of their current maturities.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
AccuStaff Incorporated:

We have audited the accompanying balance sheet of Staffware, Inc. as of December 31, 1995,and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Staffware, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                             /s/ COOPERS & LYBRAND L.L.P.


Houston, Texas
September 12, 1996

STAFFWARE, INC.
BALANCE SHEET
December 31, 1995

                   ASSETS
Current assets:
  Cash and cash equivalents                        $   68,260
  Accounts receivable, net of allowance for
    doubtful accounts of $10,000                    1,931,439
  Prepaid expenses and other current assets            63,368
                                                   ----------
      Total current assets                          2,063,067

Furniture and equipment, net                           81,966
                                                   ----------
      Total assets                                 $2,145,033
                                                   ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving credit line                            $  315,000
  Accounts payable and accrued expenses               434,268
                                                   ----------
      Total current liabilities                       749,268
                                                   ----------
Commitments (Note 5)

Stockholders' equity:
  Common stock, $0.10 par value; 100,000
    shares authorized; 225,100 shares issued and
    outstanding                                        22,510
  Additional paid-in capital                           11,738
  Retained earnings                                 1,509,938
                                                   ----------
                                                    1,544,186

  Less treasury stock, 14,438 shares, at cost        (148,421)
                                                   ----------

      Total stockholders' equity                    1,395,765
                                                   ----------

      Total liabilities and stockholders' equity   $2,145,033
                                                   ==========


The accompanying notes are an integral part of these financial statements.

STAFFWARE, INC.
STATEMENT OF INCOME
for the year ended December 31, 1995

Sale of services                                   $11,821,029
Cost of services                                     9,509,509
                                                   -----------
      Gross profit                                   2,311,520
                                                   -----------

Operating expenses:
  General and administrative                         2,028,158
  Depreciation                                          13,516
                                                   -----------

      Total operating expenses                       2,041,674
                                                   -----------

      Income from operations                           269,846
                                                   -----------
Other income (expense):
  Interest expense, net                                (33,669)
  Other, net                                             8,970
                                                   -----------

                                                       (24,699)
                                                   -----------

      Net income                                   $   245,147
                                                   ===========



The accompanying notes are an integral part of these financial statements.

STAFFWARE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1995

                                            Common Stock                                                         Total
                                       -------------------       Additional                                      Stock
                                                      Par         Paid-in        Retained      Treasury         holders'
                                      Shares         Value        Capital        Earnings        Stock          Equity
                                      -------     ---------      ----------    -----------     ----------    -----------
Balance as of January 1, 1995         225,000     $  22,510      $  11,738     $ 1,264,791     $ (148,421)   $ 1,150,618

Net income                                                                         245,147                       245,147
                                      -------     ---------      ----------    -----------     ----------    -----------
Balance as of December 31, 1995       225,000     $  22,510      $  11,738     $ 1,509,938     $ (148,421)   $ 1,395,765
                                      =======     =========      ==========    ===========     ==========    ===========

The accompanying notes are an intergral part of these financial statements.

STAFFWARE, INC.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995

Cash flows used in operating activities:
  Net income                                                                            $   245,147
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation                                                                             13,516
    Gain on sale of furniture and equipment                                                  (9,300)
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                                      (374,385)
      Decrease in prepaid expenses and other current assets                                  16,008
      Increase in accounts payable and accrued expenses                                      33,729
                                                                                        -----------
      Total adjustments                                                                    (320,432)
                                                                                        -----------
          Net cash used in operating activities                                             (75,285)
                                                                                        -----------

Cash flows from investing activity:
  Purchase of furniture and equipment                                                       (69,507)
  Proceeds from sale of furniture and equipment                                               2,900
                                                                                        -----------
         Net cash used in investing activity                                                (66,607)
                                                                                        -----------

Cash flows from financing activities:
  Net borrowings under revolving line of credit agreement                                    15,000
                                                                                        -----------
         Net cash provided by financing activities                                           15,000
                                                                                        -----------

Net decrease in cash and cash equivalents                                                  (126,892)

Cash and cash equivalents at beginning of year                                              195,152
                                                                                        -----------

Cash and cash equivalents at end of year                                                $    68,260
                                                                                        ===========

SUPPLEMENTAL CASH FLOW INFORMATION:

  Interest paid                                                                         $    35,628
                                                                                        ===========

  Income taxes paid                                                                     $       --
                                                                                        ===========


The accompanying notes are an integral part of these financial statement.

STAFFWARE, INC.
NOTES TO FINANCIAL STATEMENTS


1.  DESCRIPTION OF BUSINESS:

    Staffware, Inc. ("the Company") provides temporary clerical, professional and technical computer staffing services to a wide range of business entities in the Houston, Texas area.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    MANAGEMENT'S USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.


    FURNITURE AND EQUIPMENT

    Furniture and equipment are stated at cost. Expenditures for renewals and betterments are capitalized while repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in the statement of income. Assets are depreciated over their estimated useful lives using the straight-line method for financial reporting purposes.


    REVENUE RECOGNITION

    Temporary service fees are recognized as a sale of services at the time the services are performed. Permanent placement fees are recognized when employment begins.


    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.


    INCOME TAXES

    The Company and its shareholder have elected to have income and expenses treated under Subchapter S of the Internal Revenue Code, whereby income and expenses for federal income tax purposes are reported by the shareholder individually. Therefore, no provision is made at the corporate level for federal income taxes.

    Texas franchise tax based on taxable income of the Company is reported by the Company in the year the income is earned.

3.  FURNITURE AND EQUIPMENT:

    Furniture and equipment consists of the following as of December 31, 1995:

            Furniture                            $    38,182
            Computer equipment                       160,605
            Equipment                                 73,188
                                                 -----------
                                                     271,975

            Less accumulated depreciation           (190,009)
                                                 -----------
                  Furniture and equipment, net   $    81,966
                                                 ===========
4. REVOLVING LINE OF CREDIT:

   The Company has available a line of credit in the amount of $1,000,000, bearing interest at prime (8 1/2% as of December 31, 1995); maturing August 31, 1996. The revolving line of credit is collateralized by accounts receivable and is personally guaranteed by several of the officers and stockholders of the Company. The unused line of credit as of December 31, 1995 amounted to $685,000.

5. COMMITMENTS:

   The Company leases office space under a noncancelable operating lease. Rent expense under this lease amounted to approximately $49,000 for the year ended December 31, 1995. On January 31, 1996, the Company entered into a new lease for office space which calls for escalating monthly rental payments and expires in 2001.

   Future minimum rental payments required under the new noncancelable operating office lease are as follows:

                        1996                    $   55,384
                        1997                        84,396
                        1998                        86,376
                        1999                        88,356
                        2000                        90,328
                        2001                        30,328
                                                ----------
                                                $  435,168
                                                ==========

   The Company's accounts receivable are pledged as collateral on two personal lines of credit for up to $150,000 for two directors of the Company. The outstanding balance on the lines of credit as of December 31, 1995 amounted to $82,600.

6.  SIGNIFICANT CUSTOMER INFORMATION:

    The Company had two customers which comprised approximately 30% of revenue for the year ended December 31, 1995 and 25% of accounts receivable as of December 31, 1995. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.


7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair values due to the short-term nature of these instruments. The estimated fair values of these instruments have been determined by the Company using available market information and appropriate valuation methodologies.


8.  CONCENTRATIONS OF CREDIT RISK:

    The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash with what it believes to be high quality institutions. At times such instruments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.


9.  SUBSEQUENT SALE OF THE BUSINESS:

    In August, 1996, AccuStaff Incorporated ("Accustaff") acquired substantially all of the assets of the Company. Simultaneous with the acquisition, AccuStaff entered into an employment contract with two of the Company's stockholders, and non-compete agreements with the Company's other stockholders and operating management.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors,
   AccuStaff Incorporated:

We have audited the accompanying balance sheet of DataCorp Business Systems, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataCorp Business Systems, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
September 12, 1996

DATACORP BUSINESS SYSTEMS, INC.
BALANCE SHEET
December 31, 1995

                   ASSETS
Current assets:
  Cash                                             $   81,567
  Accounts receivable, net of allowance for
    doubtful accounts of $15,250                      962,100
  Other current assets                                 19,820
                                                   ----------
      Total current assets                          1,063,487

Furniture, equipment, and leasehold
    improvements, net                                  69,148
Other assets                                            2,081
                                                   ----------
      Total assets                                 $1,134,716
                                                   ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Deferred tax liability                           $  117,000
  Draw on line of credit                              238,000
  Accounts payable and accrued expenses               507,623
  Accrued payroll and related taxes                    34,046
  Income taxes payable                                  3,764
                                                   ----------
      Total current liabilities                       900,433
                                                   ----------
Commitments (Note 5)

Stockholders' equity:
  Common stock                                        200,500
    Class A voting, $0 par value; 1,000 shares
      authorized; 500 shares issued and outstanding

    Class B non-voting, $0 par value; 1,000 shares authorized; 500 shares issued and outstanding

  Additional contributed capital                      210,593
  Accumulated deficit                                (176,810)
                                                   ----------
    Total stockholders' equity                        234,283
                                                   ----------

    Total liabilities and stockholders' equity     $1,134,716
                                                   ==========


The accompanying notes are an integral part of these financial statements.

DATACORP BUSINESS SYSTEMS, INC.
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995

Revenue                                     $ 7,046,835
Cost of revenue                               5,678,342
                                            -----------

    Gross profit                              1,368,493
                                            -----------

Operating expenses:
  General and administrative                  1,044,715
  Depreciation                                   38,400
                                            -----------
    Total operating expenses                  1,083,115
                                            -----------

    Income from operations                      285,378
                                            -----------

Other income (expense):
  Interest expense                              (15,825)
  Other expense                                  (8,057)
  Interest income                                 1,664
                                            -----------
    Total other income (expense)                (22,218)
                                            -----------

Income before provision for income taxes        263,160
                                            -----------

Provision for income taxes:
  Current                                       138,558
  Deferred                                      117,000
                                            -----------
                                                255,558
                                            -----------

    Net income                              $     7,602
                                            ===========



The accompanying notes are an integral part of these financial statements.

DATACORP BUSINESS SYSTEMS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1995

                                                  Common Stock
                                      -------------------------------------
                                      Class A     Class B
                                      Voting      Nonvoting                                                      Total
                                      Issued        Issued                      Additional                       Stock-
                                      and Out-     and Out-                     Contributed    Accumulated      holders'
                                      standing     standing        Amount        Capital         Deficit        Equity
                                      --------    ---------      ----------    -----------     ----------    -----------
Balance, January 1, 1995                   500          500      $ 200,500     $ 210,593       $ (184,412)   $ 226,681

Net income                                  --           --             --            --          7,602          7,602
                                      --------    ---------      ----------    ---------       ----------    ---------
Balance, December 31, 1995                 500          500      $ 200,500     $ 210,593       $ (176,810)   $ 234,283
                                      ========    =========      ==========    =========       ==========    =========

The accompanying notes are an integral part of these financial statements.

DATACORP BUSINESS SYSTEMS, INC.
STATEMENT OF CASH FLOWS
for the year ended December 31, 1995

Cash flow provided by (used in) operating activities:
  Net income                                                                             $      7,602
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                                               38,400
    Deferred taxes                                                                            117,000
    Changes in assets and liabilities:
       Accounts receivable, net                                                              (402,614)
       Other assets                                                                           (12,031)
       Accounts payable and other accrued expenses                                            352,548
       Accrued payroll and related taxes                                                      (34,557)
       Income taxes payable                                                                   (20,660)
                                                                                         ------------
         Net cash provided by operating activities                                             45,688
                                                                                         ------------

Cash flows from investing activity:
  Purchase of furniture, equipment and leasehold improvements                                 (13,944)
                                                                                         ------------
         Net cash used in investing activity                                                  (13,944)
                                                                                         ------------

Cash flows from financing activities:
  Draw on line of credit                                                                       99,000
  Payment on notes payable to affiliate                                                       (51,385)
                                                                                         ------------
         Net cash provided by financing activities                                             47,615
                                                                                         ------------

Net increase in cash                                                                           79,359

Cash, beginning of year                                                                         2,208
                                                                                         ------------
Cash, end of year                                                                        $     81,567
                                                                                         ============

SUPPLEMENTAL CASH FLOW INFORMATION:

  Interest paid                                                                          $     14,922
                                                                                         ============
  Income taxes paid                                                                      $    131,139
                                                                                         ============

The accompanying notes are an integral part of these financial statements.

DATACORP BUSINESS SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS


1.  DESCRIPTION OF BUSINESS:

    DataCorp Business Systems, Inc. (the Company) provides clerical, professional and technical computer staffing services to a wide range of business entities on a temporary basis in the Cleveland, Ohio area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of certain revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    FURNITURE, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS - Furniture, equipment, and leasehold improvements are stated at cost. Depreciation of furniture and equipment is computed on accelerated methods over the estimated useful life from 3 to 10 years. Amortization of leasehold improvements is provided on the straight-line method over the lessor of the lease term or estimated useful lives of the assets.

    REVENUE RECOGNITION - Revenue is recognized as income at the time the staffing services are provided.

    ADVERTISING COSTS - Advertising costs are expensed as incurred.

    EARNINGS PER SHARE - Earnings per share is not presented for the Company as it is a nonpublic Company and management believes such presentation would not be meaningful.

    DEFERRED TAXES - Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting For Income Taxes," requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If any tax benefits are recognized, they would be reduced by a valuation allowance to the extent it is more likely than not the benefits may not be realized.

3.  FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    Furniture, equipment and leasehold improvements consist of the following:

            Furniture and equipment              $   403,406
            Computer equipment                        30,317
                                                 -----------
                                                     433,723
            Accumulated depreciation                (364,575)
                                                 -----------
                                                 $    69,148
                                                 ===========
4. LINE OF CREDIT:

   A line of credit is available up to $500,000 and bears interest at the bank's index plus .25% (9% at December 31, 1995) which matured on August 31, 1996. The line of credit was collateralized by substantially all of the assets of DataCorp Business Systems, Inc. and was personally guaranteed by a shareholder of the Company. The unused line of credit at December 31, 1995 was $262,000.

5. COMMITMENTS:

   The Company leases office space and equipment under operating leases. The leases expire at various dates through March 15, 2000. Rent expense for these lease obligations was $103,929 for the year ended December 31, 1995.

   Future minimum rental payments required under this noncancelable operating lease are:

                        1996                    $  109,142
                        1997                        97,394
                        1998                        77,082
                        1999                        58,421
                        2000                           216
                                                ----------
                                                $  342,255
                                                ==========

   Additionally, the Company entered into two employment agreements dated February 7, 1995 with its Chief Executive Officer and its President. These were terminated in conjunction with the sale of the Company. See Note 12.

6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

    Accrued expenses as of December 31, 1995 are as follows:


      Accounts payable                             $ 55,844
      Accrued vacation                               77,325
      Accrued bonuses                               317,895
      Accrued other                                  56,559
                                                    -------
                                                   $507,623
                                                   ========


7.  INCOME TAXES:

    The analysis of the provision for income taxes for the year ended December 31, 1995 is as follows:

        Current:
          Federal                                 $111,305
          State                                     27,253
                                                  --------
                                                   138,558
                                                  --------
        Deferred:
          Federal                                   92,000
          State                                     25,000
                                                  --------
                                                   117,000
                                                  --------
              Income tax expense                  $255,558
                                                  ========


    The deferred tax liability on the balance sheet results from a change in accounting method from cash to accrual basis for tax purposes. The difference between the actual income tax provision and the tax provision computed by applying the statutory federal income tax rate to income before taxes is attributable to the following:



                                                      1995
                                                  ---------------
                                                  Amount      %
                                                  ------     ----
    Tax computed using the federal statutory
      rate                                       $ 89,500    34.0%
    State income taxes, net of federal income
      tax effect                                   14,500     5.5
    Permanent differences and other                11,158     4.2
    Change in accounting method for income tax
      purposes                                    140,400    53.4
                                                  -------    ----
                                                 $255,558    97.1%
                                                 ========    ====

8.  SIGNIFICANT CUSTOMER INFORMATION:

The Company had two customers which comprised approximately 30% of revenue for the year ended December 31, 1995 and 25% of accounts receivable at December 31, 1995. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.


9.  DEFINED CONTRIBUTION PENSION PLAN:

The Company has a defined contribution pension plan which covers all full-time employees who have completed three months of service and have attained the age of twenty and one-half. Employer matching contributions to the plan are at the discretion of management. There were $53,613 of employer contributions made in 1995.

10. FINANCIAL INSTRUMENTS FAIR VALUE DISCLOSURE:

The following summary disclosure is made in accordance with the provisions of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," which requires the disclosure of fair value information about both on- and off-balance sheet financial instruments where it is practicable to estimate the value. Fair value is defined in SFAS No. 107 as the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced liquidation or sale. It is not the Company's intent to enter into such exchanges.

The following method and assumptions were used in estimating the fair value of financial instruments:

    Cash - The fair value of cash approximates fair market.

    Line of Credit - The fair value of the line of credit is based on rates available to the Company for debt with similar terms and maturities.

                                     DECEMBER 31, 1995
                              -------------------------------
                                 CARRYING        ESTIMATED
                                  AMOUNT         FAIR VALUE
                              --------------   --------------

Cash                          $    81,567      $   81,567
Line of credit                    238,000         238,000

Because SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value to the Company.

11.  CONCENTRATIONS OF CREDIT RISK:

     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what it believes to be high quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

12.  SUBSEQUENT SALE OF THE BUSINESS:

     Effective August 18, 1996, the stockholders of the Company (the "Sellers") entered into a Stock Purchase Agreement (the "transaction") with AccuStaff Incorporated (the "Buyer"), a public registrant headquartered in Jacksonville, Florida. The Buyer is a national provider of strategic staffing and outsourcing services to businesses, professional and service organizations and governmental agencies. The Sellers sold all outstanding common shares of the Company to the Buyer on the closing date of August 23, 1996, (the "closing date").

     In conjunction with the transaction, certain previous agreements were terminated at the effective date of the transaction. Two previous employment agreements between the Company and its Chief Executive Officer and its President (each Sellers) were terminated. Two new employment agreements, including noncompetition covenants, were entered into with the Company's President and a shareholder who is also the son of the Company's Chief Executive Officer. These employment agreements are for the term from August 19, 1996 through August 22, 1999. The noncompetitive covenants are for the period commencing on August 23, 1996 and ending at the later of (i) three years from the date of August 23, 1996 or (ii) one year after the above mentioned individuals cease to be employed by the Company.

     Additionally, a non-qualified deferred compensation arrangement benefiting the Chief Executive Officer of the Company was terminated at the effective date of the transaction.

                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


Board of Directors
Career Enhancement International, Inc.
Winter Park, Florida

I have audited the accompanying balance sheet of Career Enhancement International, Inc. as of December 31, 1995, and the related statements of income and changes in stockholder's equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Career Enhancement International, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in note 6 to the financial statements, the Company is anticipating ceasing operations in 1996 and liquidating in 1997. No adjustments that may be necessary as a result of the anticipated liquidation have been made in the accompanying financial statements.

Winter Park, Florida                                       /s/ Dennis I. Berner
January 26, 1996

CAREER ENHANCEMENT INTERNATIONAL, INC.
BALANCE SHEET
December 31, 1995

                                     ASSETS

Current assets:
 Accounts receivable, net of allowance for doubtful accounts
  of $58,752                                                          $879,132
                                                                      --------
  Total current assets                                                 879,132
Fixed Assets
 Furniture and equipment                                    $ 23,836
 Less accumulated depreciation                                (5,490)   18,346
                                                            --------  --------
Total Assets                                                          $897,478
                                                                      ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Cash overdraft                                                       $ 53,295
 Accounts payable                                                       82,646
 Payroll taxes payable                                                  61,306
                                                                      --------
  Total current liabilities                                            197,247
                                                                      --------
Commitments and Contingencies
Stockholder's Equity
 Common stock--par value $1.00 per share;
 1,000 shares authorized, 100 issued and outstanding        $   100
 Additional paid in capital                                   4,900
 Retained earnings                                          695,231    700,231
                                                            -------   --------
Total liabilities and stockholder's equity                            $897,478
                                                                      ========

The accompanying notes are an integral part of these financial statements.

CAREER ENHANCEMENT INTERNATIONAL, INC.
STATEMENT OF INCOME
for the year ended December 31, 1995

Professional Fee Revenue                    $5,387,787
Cost of revenues                             3,903,252
                                            ----------
Gross profit                                 1,484,535
Selling, General and Administrative
 Advertising                                     7,769
 Bad debts                                      58,752
 Depreciation                                    3,471
 Insurance                                      26,226
 Miscellaneous                                  15,082
 Office supplies and expenses                   20,592
 Professional fees                              42,860
 Rent                                           14,595
 Salaries-officer                              140,000
 Salaries-sales and administrative             492,143
 Taxes                                          34,997
 Telephone                                      45,437
 Travel and entertainment                       38,777
                                            ----------
  Total selling, general and administrative    940,701
                                            ----------
Net income from operations                     543,834
Other income-interest                            2,812
                                            ----------
Net income                                  $  546,646
                                            ==========

The accompanying notes are an integral part of these financial statements.

CAREER ENHANCEMENT INTERNATIONAL, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY for the year ended December 31, 1995

                                            ADDITIONAL
                                    COMMON   PAID IN   RETAINED
                                    STOCK    CAPITAL   EARNINGS
                                    ------  ---------- --------
Beginning balances--January 1,
 1995                               $5,000  $     --   $199,125
Prior period adjustments            (4,900)    4,900     20,740
Net income for the year                 --        --    546,646
Dividends                               --        --    (71,280)
                                    ------    ------   --------
Ending balances--December 31, 1995  $  100    $4,900   $695,231
                                    ======    ======   ========

The accompanying notes are an integral part of these financial statements.

CAREER ENHANCEMENT INTERNATIONAL, INC.
STATEMENT OF CASH FLOWS
for the year ended December 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                  $ 546,646
 Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation                                    $   3,471
  Bad debts                                          58,752
  Increase in accounts receivable                  (691,340)
  Decrease in loans to shareholders                   1,020
  Decrease in employee advances                       1,500
  Increase in accounts payable                       80,788
  Decrease in accrued salaries                      (34,787)
  Increase in payroll taxes payable                  35,709   (544,887)
                                                   --------  ---------
Net cash provided by operating activities                        1,759
Cash flows from investing activities:
 Acquisition of fixed assets                                    (3,986)
                                                             ---------
Net cash used in investing activities                           (3,986)
                                                             ---------
Cash flows from financing activities:
 Dividends paid                                                (71,280)
                                                             ---------
Net cash used in financing activities                          (71,280)
                                                             ---------
Net decrease in cash                                           (73,507)
Cash-January 1, 1995                                            20,212
                                                             ---------
Cash overdraft--December 31, 1995                            $ (53,295)
                                                             =========

The accompanying notes are an integral part of these financial statements.

                    CAREER ENHANCEMENT INTERNATIONAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION

Career Enhancement International, Inc. (Company), was incorporated in Florida on August 15, 1992. The Company provides software engineering and management information system personnel nationally on a temporary and permanent basis. The Company operates from an office located in Winter Park, Florida.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
- -------------------

Revenues are recognized in the period in which services are provided.

Furniture and equipment
- -----------------------

Furniture and equipment consists of office furniture and equipment and is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the underlying assets. The estimated useful lives of the furniture and equipment are 5-7 years.

Income taxes
- ------------

The Company, with consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the stockholder is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Estimates
- ---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3--CREDIT CONCENTRATION

The Company provides services to companies throughout the United States. Trade credit is extended to these companies in the normal course of business.

                    CAREER ENHANCEMENT INTERNATIONAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 4--COMMITMENTS AND CONTINGENCIES

The Company has a $100,000 line of credit arrangement with Barnett Bank bearing interest at Barnett Bank's prime rate plus 1%. The line of credit is secured by all accounts and contract rights of the Company and is personally guaranteed by the stockholder. There were no amounts drawn against the line of credit during the year and no amounts were outstanding at December 31, 1995. The agreement has no specific maturity date.

During 1995, the Company was obligated under several operating leases for its location and equipment. As a result of the sale of its operations as discussed in note 6, these leases were assigned to the buyer. No future liability is anticipated under these leases.

NOTE 5--PRIOR PERIOD ADJUSTMENTS

Prior period adjustments to retained earnings consist of corrections of errors in previously issued unaudited financial statements as follows:

Unrecorded accounts receivable at December 31, 1994     $40,633
Unrecorded accounts payable and accrued ex-
 penses at December 31, 1994                            (37,724)
Unrecorded fixed assets at December 31, 1994 net of
 accumulated depreciation                                17,831
                                                        -------
                                                        $20,740
                                                        =======

Adjustments made to common stock and additional paid in capital are to correct the par value of the issued common stock.

NOTE 6--SUBSEQUENT EVENTS

In January, 1996, the Company sold its customer base and operations, and fixed assets effective January 1, 1996. The Company retained accounts receivable in existence at December 31, 1995 and retained responsibility for accounts payable, accrued expenses and other liabilities as of December 31, 1995. Management intends to maintain the corporation in existence for a period of time sufficient to collect all outstanding accounts receivable and to pay all outstanding liabilities. Upon final disposition of these items, management intends to liquidate the corporation. Liquidation is expected during early 1997. The accompanying financial statements do not reflect any adjustments that may be necessary as a result of the anticipated liquidation.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
  Perspective Technology Corporation
Vienna, Virginia

We have audited the accompanying balance sheet of Perspective Technology Corporation as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perspective Technology Corporation as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        /s/ Beers & Cutler PLLC

February 20, 1996

                       PERSPECTIVE TECHNOLOGY CORPORATION

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                     Assets

Current Assets
 Cash and cash equivalents                      $  194,653
 Accounts receivable                             1,332,009
 Advances to stockholders                              250
 Prepaid expenses                                   17,578
 Other                                               7,512
                                                ----------
 Total current assets                            1,552,002
                                                ----------
Property and Equipment, at cost
 Furniture and equipment                           192,663
 Leasehold improvements                             43,448
 Less accumulated depreciation and amortization    (59,040)
                                                ----------
                                                   177,071
                                                ----------
 Total assets                                   $1,729,073
                                                ==========

The accompanying notes are an integral part of these financial statements.

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                      Liabilities and Stockholders' Equity

Current Liabilities
 Salaries payable                                       $   51,127
 Accounts payable                                           21,892
 Benefits payable                                            4,750
 Note payable                                              101,725
 Client advances                                            24,797
                                                        ----------
 Total liabilities                                         204,291
                                                        ----------
Stockholders' Equity
 Common stock, $.01 par value; 1,000 shares authorized,
  266 shares issued and outstanding                              3
 Additional paid-in capital                                187,675
 Retained earnings                                       1,337,104
                                                        ----------
 Total stockholders' equity                              1,524,782
                                                        ----------
 Total liabilities and stockholders' equity             $1,729,073
                                                        ==========

The accompanying notes are an integral part of these financial statements.

                       PERSPECTIVE TECHNOLOGY CORPORATION

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995

Gross Revenues                                     $5,644,119
Interest and Other Income                              40,644
                                                   ----------
 Total revenues                                     5,684,763
                                                   ----------
Stockholder Compensation                              450,575
Employee Compensation                               2,735,380
Occupancy Costs                                        62,018
Recruiting                                            129,528
Office Operating Expenses                              70,582
Professional Activities                                58,038
Marketing                                              26,739
General Business Expenses                             137,340
                                                   ----------
 Total expenses                                     3,670,200
                                                   ----------
 Net income                                        $2,014,563
                                                   ==========

The accompanying notes are an integral part of these financial statements.

                       PERSPECTIVE TECHNOLOGY CORPORATION

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1995

                                        ADDITIONAL
                                 COMMON  PAID-IN     RETAINED
                                 STOCK   CAPITAL     EARNINGS
                                 ------ ----------  -----------
Balance, January 1, 1995          $ 3   $  65,238   $ 1,538,090
Net Income                        --          --      2,014,563
Purchase of 100 Shares of Stock    (1)     (1,499)     (401,950)
Issuance of 33 Shares of Stock      1     123,936
Distributions                     --          --     (1,813,599)
                                 ------ ---------   -----------
Balance, December 31, 1995        $ 3   $ 187,675   $ 1,337,104
                                  ===   =========   ===========

The accompanying notes are an integral part of these financial statements.

                       PERSPECTIVE TECHNOLOGY CORPORATION

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

Cash Flows from Operating Activities
 Net income                                   $ 2,014,563
 Reconciliation adjustments:
  Depreciation and amortization                    30,764
  Loss on disposition of fixed assets                 341
  Changes in:
   Accounts receivable                           (628,970)
   Other current assets                            (2,385)
   Prepaid expenses                                 3,253
   Advances to stockholders                          (172)
   Accounts payable                                 7,794
   Benefits payable                                 4,750
   Client advances                                 24,797
   Accrued payroll and taxes                       51,127
                                              -----------
  Net cash provided by operating activities     1,505,862
                                              -----------
Cash Flows from Investing Activities
 Acquisition of fixed assets                      (67,867)
 Payment for leasehold improvements               (43,448)
                                              -----------
 Net cash used in investing activities           (111,315)
                                              -----------
Cash Flows from Financing Activities
 Sale of stock                                    123,936
 Repurchase of stock                             (200,000)
 Payments on note payable                        (101,725)
 Distributions to stockholders                 (1,813,599)
                                              -----------
Net cash used in financing activities          (1,991,388)
                                              -----------
Net Decrease in Cash                             (596,841)
Cash and Cash Equivalents, beginning of year      791,494
                                              -----------
Cash and Cash Equivalents, end of year        $   194,653
                                              ===========

The accompanying notes are an integral part of these financial statements.

                      PERSPECTIVE TECHNOLOGY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. Organization
   ------------

Perspective Technology Corporation (the Corporation) was founded in 1989 as an "S" Corporation in the Commonwealth of Virginia, and remains an SBA registered small business, located in Vienna, Virginia. The Corporation specializes in providing professional services in the Washington, D.C. metropolitan area to both commercial and government clients in the areas of information strategy planning, functional and technical analysis, business and data modeling, requirements definition, hardware/software evaluation and selection, and application design.

2. Summary of Significant Accounting Policies
   ------------------------------------------

Cash and Cash Equivalents--The term cash and cash equivalents, as used in the accompanying financial statements, includes currency on hand, demand deposits with financial institutions, and short-term, highly liquid investments purchased with a maturity of three months or less.

The Corporation places its cash and cash equivalents with high credit quality financial institutions. At times throughout the year such balances may be in excess of FDIC insurance limits.

Depreciation and Amortization--The Corporation depreciates furniture and equipment on a straight-line basis over estimated useful lives of the assets ranging from 5 to 10 years. Leasehold improvements are amortized over the life of the lease.

Income Taxes--The Corporation has elected to report for federal and state income tax purposes as an S corporation. Accordingly, no provision for income taxes has been reflected in the financial statements because the stockholders of an S corporation are taxed on their proportionate share of the Corporation's taxable income.

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities.

3. Stockholders' Equity
   --------------------
Acquisition of Stock--The Company accepted an offer to purchase 100 shares of its capital stock from a stockholder effective June 15, 1995 at $4,034.50 per share. Under the terms of the buyout agreement, the Company paid $200,000 of the purchase price on delivery of the shares and the balance in six equal installments, each due, without interest on the fifteenth of the month, beginning October 1995. The balance of the note payable at December 31, 1995 is $101,725.

                      PERSPECTIVE TECHNOLOGY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

3. Stockholders' Equity--Continued
   --------------------------------

In addition to the purchase price, the Company and departing stockholder have entered into a contract whereby the departing stockholder will provide consulting services to the Company through March 31, 1996 for consideration of $75,000. Under the terms of the consulting agreement, upon delivery of the services, the Company will pay fees in six equal installments; each due, on the eleventh of the month beginning October 1995.

Sale of Stock--The Company sold 33 shares of its capital stock to a current stockholder effective June 15, 1995 at $3,755.64 per share.

Subsequent Events--The Company sold 33 shares of its capital stock to an employee effective January 1, 1996 at $3,749.37 per share.

4. Employee Benefit Plans
   ----------------------

The Corporation maintains a qualified defined contribution plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer a portion of their salary, subject to Internal Revenue Service Limits. The Company makes a matching contribution for each plan participant amounting to 25% of the first 5% contributed by the employee. The contribution amounted to $21,985 during 1995.

The Corporation also maintains a non-qualified revenue sharing plan for the benefit of employees who are employed by the Corporation by June 1 of each year. The stockholders annually establish a gross revenue amount, which if exceeded by actual results, will result in a bonus to eligible employees. Revenue sharing bonuses to employees during 1995 amounted to $132,882.

5. Commitments
   -----------

The Company leases office space under an operating lease. The lease term began September 1, 1995 and is for five years. Minimum annual rental commitments for the ensuing five years are as follows:

       1996                          $  74,518
       1997                             76,753
       1998                             79,056
       1999                             81,428
       2000                             55,360
                                     ---------
                                     $ 367,115
                                     =========

                      PERSPECTIVE TECHNOLOGY CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995


6. Major Customers
   ---------------

The Company's revenues include $2,432,358 from one major customer and approximately $613,000 each from three additional customers.

7. Fair Value of Financial Instruments
   -----------------------------------

The Corporation has the following financial instruments: cash and short term investments, accounts receivable, accounts payable and a note payable. The carrying value approximates the fair values for all financial instruments.

AccuStaff Incorporated
Combined Balance Sheet of Insignificant Subsidiaries as of June 30, 1996
(Unaudited)


ASSETS
Current assets:
Cash and cash equivalents                    $  889,913
Accounts receivable, net                      5,274,523
Prepaid expenses                                 61,572
Other current assets                            138,286
                                             ----------
Total current assets                          6,364,294
Furniture and equipment, net                    362,301
Other assets                                     80,284
                                             ----------
Total assets                                 $6,806,879
                                             ==========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion               $  660,000
Accrued payroll and related taxes             1,301,708
Accounts payable and accrued expenses           621,822
                                             ----------
Total current liabilities                     2,583,530
                                             ----------

Stockholders' equity:
Common stock                                    223,013
Additional paid in capital                      410,006
Retained earnings                             3,727,877
Treasury stock                                 (137,547)
                                             ----------
Total stockholders' equity                    4,223,349
                                             ----------
Total liabilities and stockholders' equity   $6,806,879
                                             ==========

AccuStaff Incorporated
Combined Statement of Income of Insignificant Subsidiaries for the six months ended June 30, 1996
(Unaudited)


Revenue                                  $19,629,117
Cost of revenue                           12,744,272
                                         -----------
Gross profit                               6,884,845
                                         -----------

Operating expenses:
General and administrative                 4,129,575
Depreciation and amortization                 71,207
                                         -----------
Total operating expenses                   4,200,782
                                         -----------
Income from operations                     2,684,063
                                         -----------

Other income (expense)
Interest income                                  600
Interest expense                             (52,214)
                                         -----------
Total other income (expense)                 (51,614)
                                         -----------

Income before provision for income taxes   2,632,449

Provision for income taxes                 1,052,979
                                         -----------
Net income                               $ 1,579,470
                                         ===========

AccuStaff Incorporated
Combined Statement of Cash Flows of Insignificant Subsidiaries for the six months ended June 30, 1996
(Unaudited)


Cash flows from operating activities:
Net income                                              $1,579,470
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
Depreciation and amortization                              120,000
Changes in operating assets and liabilities:
  Increase in accounts receivable                       (1,588,800)
  Increase in prepaid expenses and other current assets    (73,330)
  Increase in other assets                                 (78,203)
  Increase in accrued payroll and related taxes            776,827
  Increase in accounts payable and accrued expenses        (52,563)
Other, net                                                  16,149
                                                       -----------
  Net cash provided by oeprating activities                699,550
                                                       -----------

Cash flows from investing activities:
Purchase of property and equipment                        (154,117)
                                                       -----------
  Net cash used in investing activities                   (154,117)
                                                       -----------

  Net increase in cash                                     545,433

Cash at beginning of period                                410,267
                                                       -----------

Cash at end of period                                   $  955,700
                                                       ===========

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     Management believes that the assumptions used in preparing the unaudited pro forma combined financial statements contained herein provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma combined financial statements are provided for informational purposes only and should not be construed to be indicative of the combined results of operations or combined financial position of AccuStaff Incorporated and subsidiaries (the "Company") had the transactions described below been consummated on or as of the dates assumed, and are not intended to project the Company's results of operations or financial position for any future period or as of any future date.

     The historical consolidated financial statements of AccuStaff have been restated to give effect to the mergers of PTA International and The McKinley Group, Inc. which have been accounted for under the pooling-of-interests method of accounting.

     The following unaudited pro forma combined balance sheet as of June 30, 1996 has been prepared to reflect the financial position of the Company as if the following acquisitions had occurred on June 30, 1996: (i) Alta Technical Services, Inc., effective July 14, 1996; (ii) CAD Design, Inc., effective July 1, 1996; (ii) In-House Counsel, Inc., effective July 7, 1996; (iii) TRAK Services, Inc., effective July 28, 1996; (iv) Perspective Technology, Inc., effective August 11, 1996; (v) Datacorp Business Systems, Inc., effective August 18, 1996; and (vi) Staffware, Inc., effective August 31, 1996 (collectively "Acquisitions Subsequent to June 30, 1996").

     The following unaudited pro forma combined statements of income for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the following had occurred on January 2, 1995:

(i) the acquisitions of Matthews Professional Employment Specialists Incorporated, effective July 2, 1995; Special Counsel International, Inc., and its affiliate, effective July 30, 1995; Bogard Tempts, Inc., effective July 30, 1995; Computer Professionals, Inc., effective October 29, 1995; Advance/Possis Technical Services, Inc., effective November 30, 1995; Contemporary Personnel Services, Inc., effective January 2, 1995, Dupay Enterprises, Inc. d/b/a ASOSA Personnel, effective January 2, 1995, LawStaf, Inc., effective May 1, 1995 and Attorneys Per Diem, effective May 1, 1995, HR Management Services, Inc., effective November 6, 1995 (collectively "1995 Other Acquisitions"); and

(ii) Goldfarb-Wasson Associates, Inc. d/b/a GW Consulting and GW Temporaries, Inc., effective January 3, 1996; Excelt Temporary Services, Inc.; Excel Services of Atlanta, Inc.; Excel Services of Cobb County, Inc.; and Excel Services of D.C., Inc., effective January 31, 1996; Additional Technical Support, Inc. and affiliated, effective February 22, 1996; Accounting Pros, Inc. and Accounting Pros Philadelphia, Inc. effective January 2, 1996, Tekna, Inc., effective January 1, 1996, Career Enhancement International, Inc., effective January 5, 1996, Advantage Personnel Services, Inc and Advantage Temporaries of Pleasanton, inc., effective January 28, 1996, and HNS Software, Inc., effective March 11, 1996; Alternative Temps, Inc., effective April 27, 1996; TempsAmerica, Inc. and affiliated companies, effective May 19, 1996; Project Professionals, Inc., effective May 19, 1996; Louge and Rice, Inc. and affiliated companies, effective May 26, 1996; Contact Recruiters, Inc. and Ovation Technologies, Inc., effective May 31, 1996; Openware Technologies, Inc., effective June 16, 1996; Alta Technical Services, Inc., effective July 14, 1996; CAD Design, Inc., effective June 30, 1996; In-House Counsel, Inc., effective July 7, 1996; TRAK Services, Inc., effective July 28, 1996; Perspective Technology, Inc., effective August 11, 1996, Datacorp Business Systems, Inc., effective August 18, 1996; and Staffware, Inc., effective August 31, 1996 (collectively "1996 Other Acquisitions").

     On October 26, 1995, the Board of Directors of the Company authorized a two-for-one stock split. The stock split was effected as a 100% stock dividend and was paid on November 27, 1995 to shareholders of record on November 9, 1995. Additionally, on March 6, 1996, the Board of Directors of the Company authorized a three-for-one stock split. The stock split was effected as a 200% stock dividend and was paid on March 27, 1996 to shareholders of record on March 20, 1996. The pro forma financial statements and earnings per share data for the periods presented herein are computed after giving effect to both the two-for-one and three-for-one stock splits.

                            1996 OTHER ACQUISITIONS

     The 1996 Other Acquisitions were treated as purchases for financial reporting purposes, except for the acquisition of Staffware which was accounted for under the pooling of interests method of accounting. The Company paid in the aggregate $160.9 million in cash, issued .4 million shares of Common Stock, and issued, in the aggregate, notes payable of $14.8 million payable from April, 1996 to March, 1999. Certain of the 1996 Other Acquisition agreements provide for additional purchase price consideration upon attainment of certain earnings targets at the end of periods ranging from one to three years. Any additional consideration paid will be recorded as additional purchase price.

                            1995 OTHER ACQUISITIONS

     The 1995 Other Acquisitions were treated as purchases for financial reporting purposes. The Company paid in the aggregate $53.9 million in cash and issued, in the aggregate, notes payable of $14.8 million payable from April, 1995 to April, 1998. Certain of the 1995 Other Acquisition agreements provide for additional purchase price consideration upon attainment of certain earnings targets at the end of periods ranging from one to six years. To date an aggregate of $8.3 million of additional consideration has been paid on the 1995 Other Acquisitions, which has been recorded as additional purchase price.

     The unaudited pro forma combined financial statements are derived, in part, from historical financial statements and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results that would have occurred if the assumed transactions had occurred on the dates indicated or the expected financial position or results of operations in the future. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements of AccuStaff Incorporated and in conjunction with the related assumptions and notes to these unaudited pro forma combined financial statements.

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                       PRO FORMA COMBINED BALANCE SHEETS
                              as of June 30, 1996
                          (Unaudited) (in thousands)




                                                                          Acquisitions
                                                                           Subsequent
                                                                           to June 30,
                     ASSETS                               AccuStaff           1996         Adjustments       Pro Forma
                     ------                               ---------       ------------    -------------     -----------
Current assets:
   Cash and cash equivalents............................  $   167,529      $   1,529     $  (32,674)(a)(b)  $  136,384
    Accounts receivable, net............................      104,263          6,439         (1,503)(a)        109,199
    Prepaid expenses....................................       10,082            290            (96)(a)         10,276
    Deferred Income taxes...............................          157              -              -                157
                                                          -----------      ---------     ----------         ----------

         Total current assets...........................      282,031          8,258        (34,273)           256,016

Furniture, equipment, and leasehold improvements, net...       10,769          1,023              -             11,792
Goodwill, net...........................................      196,746                        31,924(b)         228,670
Other assets............................................        2,828             80              -              2,908
                                                          -----------      ---------     ----------         ----------

         Total assets...................................     $492,374         $9,361       $ (2,349)          $499,386
                                                          ===========      =========     ==========         ==========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
                                            ------------------------------------

Current liabilities:
    Notes payable; current portion......................     $  8,671         $  670      $    (165)(a)(b)   $   9,176
    Accounts payable and accrued expenses...............       12,128            741           (377)(a)         12,492
    Accrued payroll and related taxes...................       20,092          1,605           (354)(a)         21,343
    Convertible subordinated debentures.................        1,000              -              -              1,000
                                                          -----------      ---------     ----------         ----------

         Total current liabilities......................       41,891          3,016           (896)            44,011

Notes payable, long term portion........................        7,442            325          2,845(b)          10,612
Deferred income taxes...................................          972              -              -                972
                                                          -----------      ---------     ----------         ----------
         Total liabilities..............................       50,305          3,341          1,949             55,595
                                                          -----------      ---------     ----------         ----------
Commitments

Stockholders' equity:
   Preferred stock
   Common stock.........................................          655            235           (231)(b)(c)         659
   Additional contributed capital.......................      413,474            133           (259)(b)(c)     413,348
   Retained earnings....................................       27,986          5,652         (3,808)(b)         29,830
                                                          -----------      ---------     ----------         ----------

                                                              442,115          6,020         (4,298)           443,837
        Less:  Deferred stock compensation..............          (46)             -              -                (46)
                                                          -----------      ---------     ----------         ----------
        Total stockholders' equity......................      442,069          6,020         (4,298)           443,791
                                                          -----------      ---------     ----------         ----------
        Total liabilities and stockholders' equity......     $492,374         $9,361        $(2,349)          $499,386
                                                          ===========      =========     ==========         ==========


                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET


     BASIS OF RECORDING THE TRANSACTIONS - The accompanying pro forma combined balance sheet as of June 30, 1996 was prepared to reflect the financial position of the Company as if the Acquisitions Subsequent to June 30, 1996 had occurred on June 30, 1996. The acquisition of Staffware, Inc. has been accounted for using the pooling of interests method of accounting while the other acquisitions have been accounted for using the purchase method of accounting. The Company's historical balance sheet as of June 30, 1996 includes the assets and liabilities of all acquisitions completed prior to such date.

     BALANCE SHEET ADJUSTMENTS - The following pro forma adjustments were made:

         (a) This adjustment reflects the reduction of certain assets not acquired and liabilities not assumed from the Acquisitions Subsequent to June 30, 1996 by the Company. The assets not acquired were: cash of $596, accounts receivable of $1,503, and prepaid expenses of $96. The liabilities not assumed were: current portions of notes payable of $165, accounts payable and accrued expenses of $377, and accrued payroll and related taxes of $354, and long term notes payable of $325.

         (b) This adjustment reflects the recording of the purchases of the Acquisitions Subsequent to June 30, 1996 of $35,248, in the aggregate, comprised of $32,078 in cash and $3,170 in notes payable, in addition to the recording of goodwill associated with the purchase and the consolidating elimination entries.

         (c) This adjustment reflects the necessary equity reclassification for Staffware, Inc., which was accounted for under the pooling of interests method of accounting.

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                          (UNAUDITED) (in thousands)

                                   HISTORICAL


                                                               1996
                                           AccuStaff          Other         Pro Forma
                                         Incorporated      Acquisitions    Adjustments       Pro Forma

Revenue                                    $  334,461      $   75,599      $        -       $  410,060
Cost of revenue                               264,521          56,761               -          321,282
                                           ----------      ----------      ----------       ----------

Gross profit                                   69,940          18,838               -           88,778
                                           ----------      ----------      ----------       ----------

Operating expenses:
   General and administrative                  43,519          19,940          (8,453)(a)       55,006
    Depreciation and amortization               4,178             170           1,356 (b)         5,704
                                           ----------      ----------      ----------       ----------

        Total operating expenses               47,697          20,110          (7,097)          60,710
                                           ----------      ----------      ----------       ----------

   Income (loss) from operations               22,243          (1,272)          7,097            28,068
                                           ----------      ----------       ---------        ----------

Other Income (expense
   Interest income                              1,417              10               -            1,427
   Interest expense                            (1,910)           (277)         (2,776)(e)       (4,963)
   Acquisition expense                         (2,800)              -               -           (2,800)
   Other                                            -             128               -              128
                                           ----------      ----------      ----------       ----------
       Total other income (expense)            (3,293)           (139)         (2,776)          (6,208)
                                           ----------      ----------      ----------       ----------

Income (loss) before provision for           18,950          (1,411)          4,321           21,860
 income taxes
Provision (benefit) for income taxes (g)        8,178            (564)          1,728(f)         9,342
                                           ----------      ----------      ----------       ----------

   Net income (loss)                       $   10,772      $     (847)     $    2,593       $   12,518
                                           ----------      ----------      ----------       ----------

Earnings per share of common and common    $     0.17                                       $     0.20
 stock equivalents                         ==========                                       ==========

Weighted average number of shares              62,175                                           62,608
 outstanding                               ==========                                       ==========

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                           (UNAUDITED)(in thousands)



                                                                  Historical
                                          -------------------------------------------------------------
                                                          1995 and 1996                      Combined
                                            AccuStaff         Other          Pro Forma       AccuStaff
                                           Incorporated    Acquisitions     Adjustments    Incorporated
                                          -------------  --------------  ---------------  -------------
Revenue                                       $316,847        $427,249      $        -        $744,096
Cost of revenue                                256,844         331,616               -         588,460
                                              --------        --------      ----------        --------

   Gross profit                                 60,003          95,633               -         155,636
                                              --------        --------      ----------        --------

Operating expenses:
   General and administrative                   38,695          76,341         (11,437)(a)     103,599
   Depreciation and amortization                 2,301           1,873           6,779 (b)      10,953
                                              --------        --------      ----------        --------

        Total operating expenses                40,996          78,214          (4,658)        114,552
                                              --------        --------      ----------        --------

   Income from operations                       19,007          17,419           4,658          41,084
                                              --------        --------      ----------        --------

Other Income (expense)
   Interest income                                 821             476          (1,297)(d)           -
   Interest expense                               (862)         (2,392)        (12,662)(e)     (15,916)
   Other                                           146         (10,857)         10,711 (c)           -
                                              --------        --------      ----------        --------

        Total other income (expense)               105         (12,773)         (3,248)        (15,916)
                                              --------        --------      ----------        --------

Income before provision for
 income taxes                                   19,112           4,646           1,410          25,168
Provision for income taxes (g)                   7,354           1,869             581 (f)       9,804
                                              --------        --------      ----------        --------

        Net income                            $ 11,758        $  2,777      $      829        $ 15,364
                                              ========        ========      ==========        ========

Earnings per share of common and common
 stock equivalents                            $   0.27                                        $   0.35
                                              ========                                        ========
Weighted average number of shares
 outstanding                                    43,386                                          43,818
                                              ========                                        ========

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              STATEMENTS OF INCOME


     BASIS OF RECORDING THE TRANSACTIONS - The accompanying pro forma combined income statements for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared to reflect the operations of the Company as if the following had occurred on January 2, 1995 (the beginning of the periods);
(i) the acquisition of the 1996 Other Acquisitions; and (ii) the acquisition of the 1995 Other Acquisitions.

     STATEMENT OF INCOME ADJUSTMENTS - The following pro forma adjustments were made to the historical statements of the Company:

          (a) This adjustment primarily reflects the contractual reduction in officer compensation relating to the 1996 and 1995 Other Acquisitions as the result of negotiated employment agreements, which provides for substantially the same management duties or responsibilities, offset by increases in officers incentive compensation per employment agreements of AccuStaff Incorporated.

          (b) This adjustment reflects the increase in amortization expense related to the goodwill recorded under the purchase method of accounting for the 1996 and 1995 Other Acquisitions in the amount of $6,779 for the year ended December 31, 1995 and $1,356 for the six months ended June 30, 1996.

          (c) This adjustment relates to contract termination fees which were paid to the managers and officers of Computer Professionals required by the purchase of the Company by AccuStaff Incorporated.

          (d) This adjustment reflects the elimination of interest income for the cash available to be used and the subsequent interest income foregone, in connection with the purchase of the 1995 Other Acquisitions.

          (e) This adjustment reflects the increase in interest expense for cash required to be borrowed at an interest rate of 6.5% and for the additional bank debt and notes payable at interest rates ranging from 6.5% to 8% related to the purchase of the 1995 and 1996 Other Acquisitions.

          (f) This adjustment reflects the increase to income tax expense based on the pro forma adjustments to income before provision for income taxes based on the Company's effective tax rate of approximately 40%.

          (g) The provision for income taxes includes the provision which was recorded on a pro forma basis for all companies acquired at the Company's effective tax rate of 40%.

                                 EXHIBIT INDEX

                                            PAGE
                                            ----
 23.1 Consent of Coopers & Lybrand L.L.P.
 23.2 Consent of Coopers & Lybrand L.L.P.
 23.3 Consent of Coopers & Lybrand L.L.P.
 23.4 Consent of Coopers & Lybrand L.L.P.
 23.5 Consent of Dennis I Berner, C.P.A.
 23.6 Consent of Beers & Cutler PLLC.
